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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 5, 2001


                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)


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
    Delaware                         1-15343                     73-1462856
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)
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 One Williams Center, Tulsa, Oklahoma                               74172
(Address of principal executive offices                           (Zip Code)


        Registrant's telephone number, including area code: 918-573-2000

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On February 5, 2001, Williams Communications Group, Inc. (the "Registrant") announced fourth-quarter unaudited revenues from continuing operations of $287.0 million, an increase of $77.7 million or 37 percent over the third quarter and $127.8 million higher than the fourth quarter of 1999. Consolidated annual revenues totaled $839.1 million, with network services revenue contributing $705 million.

         The Registrant also reported that consolidated earnings from continuing operations before interest, taxes, depreciation and amortization, and other adjustments ("EBITDA") grew in the fourth quarter to $64.3 million including $98.6 million of investment gains. These results compare favorably to the third quarter EBITDA loss of $9.3 million that included $50.7 million of investment gains. Excluding the investment gains, operational EBITDA was a loss of $34.3 million compared to a corresponding loss in the third quarter of $60.0 million.

         Results for 2000 reflect a loss from discontinued operations of $1.16 per share resulting from the Registrant's previously announced decision to discontinue operations of its Houston-based enterprise services business segment ("Solutions"). Under the terms of the Sale and Purchase Agreement by and among Williams Communications, LLC and certain of its subsidiaries and Platinum Equity, LLC, dated as of January 29, 2001, Platinum Equity will acquire Solutions' operations in the United States and Mexico as well as the Canadian professional services operations of Solutions. Subject to various formulas and changes in various account balances at the actual date of closing, terms of the agreement with Platinum Equity provide that a subsidiary of the Registrant will receive $125 million in cash at closing and an interest-bearing $75 million promissory note payable over 18 months. A subsidiary of the Registrant has also entered into a collection agreement in which Platinum Equity will pursue the collection of certain identified accounts receivable totaling approximately $206 million. Subject to a collection fee, Platinum Equity will remit the proceeds collected to a subsidiary of the

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Registrant while that subsidiary retains the collection risk. Certain Canadian operations were excluded from the sale to Platinum Equity. The Registrant expects to announce the sale of the remaining Canadian operations of the Solutions segment within the next 90 days. The Registrant expects to realize at least $350 million and could realize up to $450 million in cash from the disposition of the entire Solutions segment over time, excluding disposition costs.

         Forward Looking Statement Risk Factors. Statements made in this filing regarding the Registrant's expectations or predictions regarding cash to be realized from the disposition of the Solutions segment are forward looking statements and are subject to a number of risks, assumptions, and uncertainties that could cause the Registrant's actual results to differ materially from those projected. These risks, assumptions, and uncertainties include the successful completion of the sale of the Solutions segment and collection of the proceeds from the sale and on the assets retained.

Item 7.  Financial Statements and Exhibits.

         The Registrant files the following exhibit as part of this report:

         Exhibit 99. Copy of the Registrant's press release, dated February 5, 2001, publicly announcing the revenues reported herein.


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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WILLIAMS COMMUNICATIONS GROUP, INC.


                                       /s/ P. DAVID NEWSOME, JR.
Date: February 8, 2001                ------------------------------------------
                                      Name:  P. David Newsome, Jr.
                                      Title: Corporate Secretary


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                               INDEX TO EXHIBITS


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
EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  99.       Copy of the Registrant's press release, dated February 5, 2001, publicly announcing the revenues reported herein.
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